Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                 Form SB-2/A-6
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------
                                InvestNet, Inc.
                 (Name of small business issuer in its charter)




             Nevada                            1041                     87-0650263
             ------                            ----                     ----------
    (State of jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)     Identification No.)

  822 Homer Street, Suite 1403, Vancouver, B.C., Canada V6B 6M3 (604) 633-1593 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

   Ruairidh Campbell                     Copy to: Richard Surber, Esq.
   822 Homer Street, Suite 1403                   268 West 400 South, Suite 300
   Vancouver, B.C., Canada V6B 6M3                Salt Lake City, Utah 84101
   (604) 633-1593                                 (801) 575-8073

         (Address, including zip code and telephone number of principal executive offices and principal place of business and name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an Articles of Incorporation pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_________________________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.
     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

  Title of each          Amount of        Dollar Amount to         Proposed             Proposed             Amount of
     class of        securities to be       be registered           maximum              maximum          registration fee
 securities to be       registered                            offering price per        aggregate
    registered                                                     share (1)         offering price
   Common Stock      10,000,000 shares        $100,000               $0.01              $100,000               $35.00
==================  ===================  ===================  ===================  ===================  ====================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary prospectus dated June 15, 2001

                                 INVESTNET, INC.
                        10,000,000 shares of common stock
                         $0.01 offering price per share


The Offering:

                           Per Share        Total
Public Price               $       0.01    $  100,000
Underwriting               $       0.00    $        0.00
Discounts/Commissions      $       0.00    $        0.00
Proceeds to InvestNet      $       0.01    $  100,000
Before Offering Expenses




InvestNet, Inc. is a Nevada corporation which intends to engage in the business of mineral exploration. We are offering up to a total of 10,000,000 shares of common stock. This is a "self-underwritten" offering, meaning the offering will be made through one of our directors, and there is no outside underwriter associated with the offering. There is no minimum purchase requirement. This offering is made on a continuous basis until July 31, 2001, when this offering will end. There is no minimum number of shares which we must sell in this offering, and we will commence the offering on the effective date of this prospectus. The proceeds from this offering will not be held in an escrow account.

No public market for the securities offered currently exists.


Investing in our common stock involves a high degree of risk and the securities offered hereby are highly speculative. See "Risk Factors" beginning on page 4 to read about risks. You should carefully consider these risks before purchasing our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities nor may offers to buy be accepted until the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities, and there can not be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Inside front cover page of prospectus

                                 INVESTNET, INC.
                  Offering of 10,000,000 shares of common stock

                                   Prospectus
                                  June 15, 2001


                                TABLE OF CONTENTS
                                                                            Page
Summary of Selected Financial Information .....................................4
Risk Factors ..................................................................4
         1.  We have incurred losses since our inception on March 16, 2000 and expect losses to continue for the foreseeable future..............4
         2.  We have a limited operating history with no track record on which to base future projections of success. . . . . . . . . . . .  . . 5
         3. We have not generated revenue yet, and we may need additional capital to operate our business; if we do not generate enough money to operate our business, you could lose all of your investment....5
         4. Our president lacks experience in mineral exploration or extraction, which increases the risk our operation may fail, and that you may lose your investment.................................5
         5. Gold exploration is highly speculative and frequently non-productive; therefore, we cannot provide any assurance that our exploration business will succeed or yield a profit...............6
         6. We have no proven or probable mineral reserves; thus we cannot provide any assurance that we will find or profitably produce gold..............................................................6
         7. We own the right to explore only one mineral property and our entire success depends upon economically producing precious metals from the site.....................................................7
         8.  Government regulations might increase our liability or delay our operations........................................................7
         9.  The market price for gold is highly volatile, which could cause our business to lose money even if we discover or produce gold........7
         10. There is no public trading market for our stock, so you may be unable to sell Your shares, or the price of our stock may decline after this offering..............................................7
Use of Proceeds ...............................................................8
Determination of Offering Price ...............................................9
Plan of Distribution .........................................................10
Legal Proceedings ............................................................11
Directors, Executive Officers, Promoters & Control Persons ...................12
Security Ownership of Certain Beneficial Owners and Managers .................13
Description of Securities ....................................................13
Interest of Named Experts and Counsel ........................................14

Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities .....................14
Description of Business .....................................................15
Description of Property .....................................................25
Management's Discussion and Analysis of
         Financial Condition and Results of Operations ......................25
Certain Relationships and Related Transactions ..............................28
Market of Common Equity and Related
         Stockholder Matters ................................................28
Executive Compensation ......................................................29
Changes in and Disagreements with Accounts
         or Accounting and Financial Disclosure .............................29
Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . F-1 - FQ-6

First page of the prospectus

                                 INVESTNET, INC.

Our Business

InvestNet, Inc. is a corporation formed under the laws of the state of Nevada on March 16, 2000. Our executive offices are located at 822 Homer Street, Suite 1403, Vancouver, British Columbia, Canada V6B 6M3 and our telephone number is
(604) 633-1593. Our registered statutory office is located at 920 Sierra Vista Drive in Las Vegas, Nevada 89109.

We have acquired an option to explore, identify and potentially develop a gold, silver and other precious metals property located in the vicinity of the city of Greenwood, British Columbia known as the Bow Mines property. The Bow Mines property and surrounding areas have a history of producing precious metals. Based upon information available from prior exploration of the area, we believe that the possibility of identifying and potentially developing precious metal deposits on the Bow Mines property is feasible.

We are an exploration-stage company. We can give you no assurance that a commercially viable mineral deposit exists on our property. Extensive exploration of our property will be required before we can make a final evaluation as to the economic feasibility of developing or producing valuable mineral deposits from our property.

We are making this offering on a "self-underwritten" basis, meaning we will make the offering through one of our directors and will not use an outside underwriter. If the offering is fully subscribed, the proceeds to our company will be $100,000, before taking into account offering expenses. We estimate that offering expenses will total approximately $10,000, including legal, accounting, printing, and related costs.

Our securities are not listed on any national exchange or the NASDAQ stock market. Further, we cannot provide any assurance that, following the sale of shares being offered in this prospectus, any shares purchased in this offering can be sold at or near the offering price, or at all.

                                  THE OFFERING

Securities Offered.                         Up to 10,000,000 shares.

Shares of Common Stock Outstanding.    Before offering.................. 500,000
                                            After offering .......... 10,500,000

                       SUMMARY OF SELECTED FINANCIAL DATA

STATEMENT OF OPERATIONS DATA:


                                               Three months   March 16, 2000  March 16, 2000
                                                  ended        (Date of      (Date of Inception)
                                                 March 31,     Inception) to     to
                                                  2001       March 31, 2001   December 31, 2000
                                                ---------      ---------     ----------

Revenue
     Net Sales                                  $       -      $       -     $        -
     Cost of Sales                                      -              -              -
                                                ---------      ---------     ----------
Gross Profit                                            -              -              -

     General and Administrative Expense               860         11,397         10,534
                                                ---------      ---------     ----------
Operating Profit (Loss)                             (860)       (11,397)       (10,534)

     Other Income (Expense)                             -              -              -

Net Loss                                        $   (860)      $ (11,397)    $ (10,534)

                                                =========      =========     ==========



BALANCE SHEET DATA
                                                                   March 31, 2001  December 31, 2000
                                                                   ------------   ------------


Cash and Cash Equivalents                                                 1,479          1,904
Working Capital (Deficit)                                               (6,417)        (5,554)
Total Assets                                                             31,479         31,904
Total Liabilities                                                        37,876         37,438
                                                                   ------------   ------------
     Stockholder Equity                                            $    (6,397)   $    (5,534)

                                                                   ------------   ------------

Income (Loss) Per Common Share
  Net Income (Loss) per weighted average common share
       outstanding                                                 $      0.00    $     (0.02)

                                                                   ============  ============

  Weighted average number of shares outstanding                         500,000        500,000



                                                                   ============   ============

                                  RISK FACTORS

1. We have incurred losses since our inception on March 16, 2000 and expect losses to continue for the foreseeable future.

We have incurred a total loss of $11,397 since inception. We are in the very early stages of exploration and could fail before ever generating any revenue. We will probably incur net losses for the foreseeable future as we will incur significant expenses associated with the exploration of our mineral property. We cannot provide any assurance to you that we will operate profitably or provide a return on your investment in the future.

2. We have a limited operating history with no track record on which to base future projections of success.

We were incorporated in March, 2000 and have not yet commenced business operations. We have only recently acquired our principal asset, which is an option to explore potential mining property. We have only a limited operating history upon which an evaluation of our future prospects can be made. Our ability to achieve and maintain profitability is highly dependent upon a number of factors including:

         o The uncertain profitability from potential mining activity on the Bow Mines property;

         o Our ability to locate profitable mineral properties in the future;

         o     Our ability to generate revenues;

         o     Our ability to control exploration costs.

We cannot provide any assurance that we will be successful in realizing revenue or achieving positive cash flow in the future, and any such failure could cause us to go out of business, and could cause you to lose all your investment.

3. We have not generated revenue, and we will need additional capital to operate our business; if we do not obtain enough capital to operate our business, you could lose all of your investment.

We have not, to date, generated any revenue from operations. We will need approximately $100,000 over the next twelve months to complete the first phase of our exploration program and have structured the current offering to raise that amount. If we are unable to raise $100,000 through this initial offering, we would plan to raise additional funds for our exploration plan through a second public offering, a private placement, or loans. We would also scale-back our planned operations to match funds raised, beginning with staking an additional claim and proceeding with the other segments of our Phase 1 exploration plan.

Moreover, we will need additional capital to fund the second and third phases of our exploration program. Although we know the cost of the second phase of our exploration program, the ultimate need for capital beyond that to be raised in this offering cannot be accurately predicted, as the extent of the third phase of exploration is based on results obtained in the first and second phases of exploration.

Should we raise only a nominal amount through this initial public offering, we will rely upon our major shareholders to cover operating costs and provide the professional expertise to keep us operational and current with our reporting requirements until such time as we can raise the funds necessary to proceed with our planned operations. However, there is no current obligation or commitment from any of our shareholders to provide the additional capital required to ensure that we are able to continue as a going concern.

4. Our president lacks experience in mineral exploration or extraction, which increases the risk our operation may fail, and that you may lose your investment.

Our president, Mr. Campbell, has had only limited direct experience in the management or operation of any mineral exploration or extraction business. This lack of direct experience may make us more vulnerable than others to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management. Mr. Campbell's lack of experience in the mineral exploration and extraction industry could cause us to lose money, and therefore could cause you to lose some or all of your investment.

5. Gold exploration is highly speculative and frequently non-productive; therefore, we cannot provide any assurance that our exploration business will succeed or yield a profit.

Mineral exploration and extraction is highly speculative, frequently nonproductive, and involves many risks, including, without limitation, unforeseen geological formations, cave-ins, environmental concerns and personal injury. Such risks can be considerable and may add unexpected expenditures or delays to our plans. We are in the very early exploration stage and are dependent on the proceeds to be realized from the sale of shares in this offering for funds necessary to carry out the first phase of our planned exploration program. We cannot provide any assurance that our exploration efforts will be successful, that any potential production will be identified, or that if potential production is identified, that it will be profitable when produced. Moreover, an extended period of time may be needed to develop the Bow Mines property.

We do not claim any known ore reserves are on the Bow Mines property.

While we believe that the Bow Mines property could contain minerals, further exploration and mineral assessments may indicate that our claims are not sufficiently mineralized and may later be abandoned or determined to be unfeasible because of such insufficient mineralization.

An additional factor that will have an impact, is our use of the evaluation work of professional geologists, geophysicists, and engineers for estimates in determining whether to commence or continue exploration work. These estimates generally rely on scientific estimates and economic assumptions, which in some instances may not be correct, and could result in the expenditure of substantial amounts of money on a property before it can be determined whether or not the property contains economically recoverable mineralization. We are not able to determine at present whether or not, or the extent to which, such risks may adversely affect our strategy and business plan. There can be no assurance that our mineral exploration will ultimately be successful or profitable.

6. We have no proven or probable mineral reserves; we cannot provide any assurance that we will find or profitably produce gold.

We have not completed any geological testing that would establish whether proven or probable mineral reserves exist on the Bow Mines property. Consequently, we do not yet know whether we can generate revenues or profits from this property. The economic viability of a mineral property cannot be determined until extensive exploration has been conducted and a comprehensive feasibility study performed. Although work by prior companies has indicated that precious minerals exist on the Bow Mines property, we cannot confirm from that prior exploration the extent, if any, of existing precious metal deposits. Nevertheless, we believe that prior work on the property suggests the existence of sufficient mineralization to warrant continued exploration of the Bow Mines property. However we cannot provide any assurance to you that proven or probable ore reserves exist on the Bow Mines property, nor can we provide any assurance that either we or you will make any money from this property.

7. We own the right to explore only one mineral property and our entire success depends upon economically producing precious metals from the site.

We currently have rights, and for the foreseeable future will have rights, to explore only one mineral property. At the present, our success depends entirely upon our ability to identify and extract minerals from this one property on a profitable basis. This lack of diversification into other industries or mineral properties may make the results of our operations more volatile than they would be if we operated in more than one industry, or owned or controlled additional mineral properties.

8.  Government regulations might increase our liability or delay our operations.

InvestNet's exploration operations will be subject to substantial government regulation, including federal, provincial and local laws concerning mine safety, land use and environmental protection. We will have to comply with local, provincial and federal requirements regarding exploration operations, public safety, employee health and safety, use of explosives, air quality, water pollution, noxious odor, noise and dust controls, reclamation, solid waste, hazardous waste and wildlife as well as laws protecting the rights of other property owners and the public. Although we believe that we will be, or will attempt to be, in substantial compliance with such regulations regarding our mineral property, failure to comply could materially increase our liabilities by way of substantial penalties, fees and expenses. These regulations could also significantly delay or completely shut down future operations. Also, we will have to obtain and comply with local, provincial and federal permits, including waste discharge requirements, other environmental permits, use permits, plans of operation and other authorizations. Obtaining these permits can be very costly and take significant amounts of time. Although we do not foresee material problems or delays, no assurances can be given that we can obtain, either in a timely manner or at all, the necessary permits to commence exploration activities.

9. The market price for gold is highly volatile, which could cause our business to lose money even if we discover or produce gold.

Even if we discover or produce gold, the price of gold will materially affect our financial operations. Following deregulation, the market price for gold has been highly speculative and volatile. The price of gold reached a short-lived high in 1980 of slightly over $800 per ounce, but it is currently less than $300 per ounce. Instability in the price of gold will definitely affect the profitability of our operations. We cannot provide any assurance that gold, even if we find it, can be produced at a profit given the recent market price range for gold.

10. There is no public trading market for our stock, so you may be unable to sell your shares, or the price of our stock may decline after this offering.

There is no public trading market for InvestNet's common stock, and we cannot provide any assurance to you that a market will ever develop. If a public trading market for our stock does not develop, it will be very difficult, if not impossible, for you to resell your shares in a manner that will allow you to recover, or realize a gain on, your investment. Even if a public trading market does develop, the market price could decline below the offering price you pay for your stock.

You should not rely on forward-looking statements in this prospectus because they are inherently uncertain. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by InvestNet described in "Risk Factors" and elsewhere in this prospectus.
                                 USE OF PROCEEDS

The gross proceeds to InvestNet from the sale of the 10,000,000 shares of common stock offered by InvestNet hereby at an assumed initial public offering price of $.01 per share are estimated to be $100,000. The expenses associated with the offering are estimated to be $10,000, including costs of the filing fee, attorney's fees, accountant's fee, transfer agent and registrar's fees and related expenses.

InvestNet expects to use the proceeds, listed in the order of priority, as follows:


Purpose                             *10%             **25%              ***50%            ****100%
-------                             ----             -----              ------            --------

Expenses of offering              $ 10,000          $ 10,000           $ 10,000           $ 10,000
Phase 1 of Exploration:
     Days 00-30 of plan                             $ 15,000           $ 15,000           $ 15,000
     Days 30-60 of plan                                                $ 25,000           $ 25,000
     Days 60-120 of plan                                                                  $ 20,000
Repay shareholder loan*****                                                               $ 30,000
                            -----------------  ------------------  -----------------  -----------------
                                  $ 10,000          $ 25,000           $ 50,000           $100,000

* Assumes sale of 10% of the stock being offered
** Assumes sale of 25% of the stock being offered
*** Assumes sale of 50% of the stock being offered
**** Assumes sale of 100% of the stock being offered
***** We are obligated to repay a promissory note in the amount of $30,000, on or before December 15, 2001. The note bears no interest and is held by Mr. Wolf Fiedler.

The three periods of Phase 1 Exploration for the Bow Mines property, with their costs, are as follows:

         Days 00-30:       Geological Assistants establish grid over
                           claims and stake additional mineral claims. Geologist begins to examine drill core and collect rock samples. The costs are estimated at $15,000.

         Days 30-60:       Geophysical Technician completes ground
                           magnetometer and VLF-ELM surveys over grid area.
                           Geologist begins mapping grid. The costs are estimated at $25,000.

         Days 60-120:      Geologist completes mapping grid and
                           collecting rock samples. Geophysical Consultant processes geophysical data and prepares maps. 20-day break to await geochemical results, geophysical report. Geologist compiles geochemical, geological and geophysical data into comprehensive report, makes recommendations for Phase 2. The costs are estimated at $20,000.

Aside from the option agreement with Bow Mines Ltd. and Karl Schindler, and a promissory note for $30,000 that bears no interest, payable on December 15, 2001 to Mr. Wolf Fiedler, the beneficial holder of 50% of our common stock, we are not otherwise a party to any contracts, letters of intent, commitments or agreements.

The foregoing represents our present intentions and best estimate with respect to allocating the proceeds of this offering, based upon present plans and business conditions. However, certain contingencies may change the way we allocate these funds, and we reserve the right to reassess and reassign allocation of these funds if, in our board of directors' judgment, such changes are advisable. The contingencies which may change our allocation of funds include:

        o finding potentially profitable gold deposits sooner than expected
        o not finding potentially profitable gold deposits or receiving expert information that potentially profitable gold deposits do not exist on our property
        o losing time or money due to government regulation or permit problems
        o experiencing a downturn in the market price for gold or a downturn in the gold mining industry generally
        o suffering unexpected losses from mining accidents or labor disturbances
        o losing our management

Alternative uses for the funds would vary with the contingency; for example, if we discover potentially profitable gold deposits sooner than expected, our funds would shift to learning more about those particular gold deposits, or if we suffer a mining accident, funds would shift to paying for the damage caused by the accident.

We believe that the proceeds of this offering will be sufficient to satisfy contemplated cash requirements for at least twelve months following the consummation of this offering. In the event that our plans change or our assumptions prove to be inaccurate, or if the proceeds of this offering prove to be insufficient to fund operations and fully implement our business plan, we could be required to seek additional financing from sources not currently anticipated. We have no current commitments or arrangements with respect to, or immediate sources of additional financing. Additionally, no assurances can be given that any additional financing, when needed, will be available or available on acceptable terms. Any inability to obtain additional financing when required could have a material adverse effect on our operations, including requiring us to curtail our exploration efforts.

                         DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no trading market for the shares offered. Consequently, the initial public offering price of the shares was, essentially, arbitrarily determined because we set a price without looking at recognized criteria of value. The factors we considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of InvestNet. It bears no relationship to the book value, assets or earnings of InvestNet or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                              PLAN OF DISTRIBUTION

We will sell a maximum of 10,000,000 shares of InvestNet's common stock to the public on a "self- underwritten" basis, meaning we will sell shares through our director, Dr. Stewart Jackson, without an underwriter, and without any selling agents. Our other director, Mr. Campbell, will not participate in the distribution. The offering will be made on a continuous basis until July 31, 2001, when this offering will end. There will be no extensions to this offering. This is not an underwritten offering. We have not committed to keep the registration statement effective for any set period of time. The gross proceeds will be $100,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of InvestNet's common stock.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period, and no money will be returned to you once we accept your subscription.

We will sell the shares in this offering through Dr. Stewart Jackson, one of our directors. Dr. Jackson will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them our common stock. Dr. Jackson will receive no commission from the sale of any shares. Dr. Jackson will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

         1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

         2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

         3. The person is not at the time of their participation, an associated person of a broker-dealer;

         4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he:

                  o primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities
                  o is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months
                  o has not participated in selling and offering of securities for any issuer more than once every twelve months.

Dr. Jackson is not subject to disqualification, is not being compensated, and is not associated with a broker- dealer. Dr. Jackson is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Dr. Jackson has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Dr. Jackson intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Procedures for Subscribing: If you decide to subscribe for any shares in this offering, you must:

         1.       execute and deliver to us a subscription agreement; and

         2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "INVESTNET, INC."

Right to Reject Subscriptions: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for securities within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934 may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

The shares of common stock represented by the offering are being registered pursuant to Section 12 of the Securities Exchange Act of 1934 and Section 5 of the Securities Act of 1933, for which an exemption from registration as provided in Section 3 and Section 4 are not available.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and the Bow Mines property is not the subject of a pending legal proceeding. Further, our officers and directors know of no legal proceedings against us or our property contemplated by any governmental authority.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of InvestNet:

    Name                  Age        Position

    Ruairidh Campbell     38         President, Secretary, Treasurer, Director
    Dr. Stewart Jackson   60         Director

Ruairidh Campbell

On March 16, 2000, Mr. Campbell was elected as an officer and director of InvestNet. He estimates that he will spend approximately 10 percent of his time, approximately 5 hours per week, on InvestNet's business during the next 12 months. He also has significant responsibilities with other companies, as detailed in the following paragraph. He will serve until the first annual meeting of InvestNet's shareholders and his successor is elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

Mr. Campbell graduated from the University of Texas at Austin with a Bachelor of Arts in History and then from the University of Utah College of Law with a Juris Doctorate with an emphasis in corporate law, including securities and taxation. Over the past five years he has been an officer and director of several public companies: EnterNet, Inc., a company that intends to be a wholesale distributor of vitamins through the Internet from 2000 to present, Allied Resources Inc., a Canadian based oil and gas development company from 1998 to present, NovaMed, Inc., a manufacturer of medical devices from 1995 to present, and Canadian Metals Exploration Ltd., formally known as Bren-Mar Minerals, Ltd., a Canadian mineral resource development company from 1995 to 2001. Mr. Campbell is also the president and a director of Aswan Investments, Inc., Cairo Acquisitions, Inc. and Alexandria Holdings, Inc., three shell companies that are fully reporting under the Exchange Act of 1934.

Dr. Stewart Jackson

On June 9, 2000, Dr. Jackson was appointed as a director of InvestNet. He will serve until the first annual meeting of InvestNet's shareholders and his successor is elected and qualified.

Dr. Jackson graduated from the University of Western Ontario with a Bachelor of Science in Geology, obtained a Master of Science degree from the University of Toronto in Stratigraphy and Mineral Deposits and earned a Ph.D. in Stratigraphy and Economic Geology from the University of Alberta. Dr. Jackson has 34 years experience in the mineral industry. He is actively involved in the exploration and development of both base and precious metal deposits in a wide range of environments for both large and small companies. Over the past five years he has been a director of several public companies involved in mineral industry including: Monument Resources, Inc., Starfire Resources, Inc., Continental Precious Minerals, Ltd., Little Squaw Goldmining Company, Bevedis International, Inc., Canadian Metals Exploration Ltd., and Allied Resources, Inc. Dr. Jackson has been engaged as an independent consultant over the last five years to various small exploration and development companies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 1, 2001, InvestNet's outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by InvestNet to own beneficially, more than 5% of its common stock, and the shareholdings of all executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.

  Title of Class               Name and Address             Nature of      Amount of   Percent Of
                                                            Ownership      Ownership      Class
   Common Stock                Ruairidh Campbell            President,      250,000      50.00%
($0.001 par value)            3310 Werner Avenue            Secretary,
                     Austin, Texas 77822 Treasurer, and
                                                             Director
   Common Stock               Dr. Stewart Jackson            Director          0          0.00%
($0.001 par value)            6025 So. Eaton Lane
                           Littleton, Colorado 80123
   Common Stock                  Wolf Fiedler             50% Beneficial    250,000      50.00%
($0.001 par value)        938 Howe Street, Suite 713          Holder
                         Vancouver, British Columbia,
                                Canada V6Z lN9
                          All Executive Officers and                        250,000      50.00%
                            Directors as a Group (2
                                 Individuals)


                            DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by InvestNet's Articles of Incorporation and Bylaws, and by the applicable provisions of Nevada law.

The  authorized  capital  stock of  InvestNet  consists  of  50,000,000  shares:
45,000,000 shares of common stock having a par value of $0.001 per share, of which 500,000 are issued and outstanding, and 5,000,000 shares of preferred stock having a par value of $0.001 per share, of which no shares are issued and outstanding. The preferred stock has only been authorized in the articles of incorporation, which allows the board of directors to designate the dividend, voting, conversion and liquidation rights or preferences of any class of preferred stock. However, the board of directors has never designated any class or series of preferred stock, nor has it ever set forth any description or designation of the rights or preferences of the preferred stock. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive or subscription rights to purchase shares in any future issuance of InvestNet's common stock. There are no options, warrants or other instruments convertible into shares outstanding.

The holders of shares of common stock of InvestNet do not have cumulative voting rights in connection with the election of the board of directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of InvestNet's directors. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted for by security holders.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the board of directors. The board of directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of our business, shareholders are entitled to receive, ratably, the net assets of InvestNet after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of InvestNet's common stock are issued, the relative interests of existing shareholders may be diluted.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel whose services were used in the preparation of this Form SB-2/A-6 was hired on a contingent basis or will receive a direct or indirect interest in InvestNet.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for InvestNet by Richard Surber, Esq.

Experts

The audited financial statements of InvestNet as of December 31, 2000, prepared by Tanner + Co., Certified Public Accountants, our independent auditors, as stated in their report appearing herein and the unaudited financial statement as of March 31, 2001 prepared by InvestNet and reviewed by Tanner + Co. have been included in this prospectus in reliance upon the reports and review of Tanner + Co. given their authority as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

InvestNet's Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. InvestNet's Bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of InvestNet or is or was serving at the request of InvestNet as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification is asserted by such director, officer or controlling person, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue, unless the indemnification claim is for expenses incurred by one of the registrant's directors, officers or controlling persons in the successful defense of any action, suit or proceeding.

                             DESCRIPTION OF BUSINESS
General

InvestNet was incorporated under the laws of the state of Nevada on March 16, 2000, and is in its early exploration stages. InvestNet was formed for the purpose of engaging in efforts to identify, develop and extract precious metals. To date, InvestNet's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and clarifying its business plan. InvestNet's principal asset consists of an option to explore and if feasible develop a certain tract of land located in the vicinity of Greenwood, British Columbia, Canada, known as the Bow Mines property. The Bow Mines property is a gold-silver vein prospect with a regional history of precious metals recovery. InvestNet has not commenced commercial operations and has no full time employees.

Option Agreement

On June 16, 2000, InvestNet entered into an option agreement with Bow Mines Ltd. and Karl Schindler. The option agreement grants to InvestNet the exclusive right to acquire a 100% interest in the Bow Mines property subject to a net smelter royalty of 4% in consideration of certain option payments and expenditures to be satisfied over the next six years. InvestNet satisfied the initial option payment of $30,000 on June 14, 2000 and must make seven successive option payments by certain dates in order to maintain the Option and incur a determined amount of exploration expenses to acquire the Bow Mines property. The successive option payments and the determined amount of exploration expenses with the respective performance dates are as follows:

         Option Payments                    Amount            Due Date
         ---------------                    ------            --------
         Second Option                      $5,000            September 15, 2001
         Third Option                       $5,000            December 14, 2001
         Fourth Option                      $60,000           June 14, 2002
         Fifth Option                       $100,000          June 14, 2003
         Sixth Option                       $100,000          June 14, 2004
         Seventh Option                     $100,000          June 14, 2005
         Eighth Option                      $100,000          June 14, 2006

         Exploration Expenditures           Amount             Due Date
         ------------------------           ------            ---------
         Initial Exploration                $250,000          July 1, 2002
         Secondary Exploration              $500,000          July 1, 2004
         Tertiary Exploration               $1,000,000        July 1, 2006

Should InvestNet's exploration expenditures in any given period exceed that minimum amount required by the option agreement, then that amount in excess is to be credited to the following periods. InvestNet is to manage all exploration work to be carried out on the Bow Mines property.

Bow Mines Property

The Bow Mines property is without known reserves, and the proposed program is exploratory in nature.


The Bow Mines property is located approximately three miles from the city of Greenwood in southern British Columbia, Canada. The claims can be reached from Greenwood via paved road by following Highway 3 south for three miles towards Boundary Falls and then turning northwest onto Boltz Road for one and half mile journey to the property.

The northern portion of the Bow Mines property is situated on a sparsely covered, moderately steep, east facing slope overlooking Boundary Creek. The main mine workings are located just south of a prominent diorite cliff with over 1,000 feet of vertical relief. South of the mine area, the topography is subdued, with undulating grassy hills sloping east into the Boundary Creek valley. Elevations range from about 2,000 feet in the Boundary Creek valley in the south east portion of the property and to about 3,500 feet at the top of the diorite cliffs to the northwest. Rock exposure is good in the northern part of the Bow Mines property while a thick layer of cover subdues much of the southern portion of the property with only minimal outcrop exposed. The climate is typically dry, with hot summers and little rainfall. Snowfall is light, generally less than three feet a year, being usually snow free from March until mid November each year.

The following map shows the location of, and shows directions to the Bow Mines property in southern British Colombia.












                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

[GRAPHIC OMITTED]

Property Title

The Bow Mines property consists of 13 claims over 961 acres. The claims are held as 3 mineral leases that were formally 6 crown grants, one 4-post mineral claim, two reverted crown grants and four 2-post mineral claims.

A mineral lease is a single claim or a group of claims that are next to one another. The process of turning a claim into a lease requires a survey of the perimeter of the claim or claims and advertising an intention to begin mining on the property. Mineral leases are usually for a 30 year term and are renewable at the end of any 30 year term.

Crown grants are created when a claim is staked and work undertaken to explore for minerals. After work has been undertaken over a given period of time, the provincial government of British Columbia will grant title to the property to the party responsible for the work. Taxes are then paid on the property by the new owner. Once a new owner stops paying taxes on the crown grant, then title to the property reverts to the government. The claims are then considered reverted crown grants. Reverted crown grants are then placed by the government up for auction.

2-post claims are claims that can be oriented in any direction and are approximately 62 acres in size. Four post claims can be made in multiples of approximately 62 acres up to approximately 1,235 acres. However, a 4-post claim must maintain a rectangular shape.

The claims are registered with the British Columbia Ministry of Mines in the name of Karl Schindler. Bow Mines Limited is currently the beneficial owner of the claims held by Mr. Schindler. Should InvestNet satisfy the terms of the option agreement, we would become the 100% owner of the Bow Mines property. The claims under option are detailed below:


Claim Name                 Tenure Number       Units            Expiration Date
----------                 -------------                        ---------------

May Mac                        214189            12                 08/17/2001
A No. 1                        216570            1                  10/31/2001
A No. 2                        216571            1                  10/31/2001
A No. 3                        216572            1                  10/31/2001
A No. 4                        216573            1                  10/31/2001
Tunnel RCG (L 888)             216644            1                  08/08/2001
Boundary Falls RCG (L889)      216647            1                  08/16/2002



Mineral Leases                Tenure Number      Anniversary Date

ML 423                           216298             08/08/2001
Nonsuch L389
Republic L426
Hidden Treasure L1019
Cosmopolitan L 1680

ML 430                           216301             11/15/2001
Last Chance L644

ML 431                           216302             11/17/2001
Don't Know L 2374

The mineral leases are 30 year leases with annual payments necessary on the anniversary date listed. The leases come up for renewal in 2023.

Bow Mines Property History

The majority of the previous work done by other exploration companies on the Bow Mines property has been directed at two parallel southeast striking gold-silver vein systems, the Upper and Lower Skomac veins. Total mineralized material from the Bow Mines property from discovery to present is reported by prior operating companies at 3,931 tons averaging 0.15oz/t gold, 6.9oz/t silver, 1.6% lead and 1% zinc1.

The Skomac veins, which are hosted in a thinly bedded carbonaceous argillite, are emplaced along shear zones on close spaced en-echelon fractures, striking about 310-320 degrees, and dipping from 40-60 degrees to the northeast. The shear zones average about 10 to 13 feet in width, within which white quartz veins occur. The veins varying from 18 inches to 10 feet in width, with an average width of about 3 feet. Mineralization in the veins consists of wisps and lenses of pyrite and galena, with associated gold and silver mineralization. Lesser sphalerite, chalcopyrite, tetrahedrite and native silver also occur.

A considerable amount of underground exploration was done on the Upper Skomac vein by other companies in the 1970's and 1980's. The Upper vein is exposed underground over a strike length of about 700 feet with an average dip of approximately 50 degrees northeast. Four known ore shoots occur within the exposed strike length. The shoots range from 50 to 115 feet in strike lengths and consist of thickened mineralized quartz lenses that may reach widths of 20 feet. Drilling has also shown the presence of a mineralized quartz vein of good grade and width, situated below Level 6, which when projected to Level 7 appears to lie about 100 feet north of the Level 7 drift.

InvestNet has little information regarding the Lower Skomac Vein as there has been no modern exploration of this prospect. The historic records, namely a Minister of Mines Annual Report from 1904, document a small 38-ton body of mineralized material that graded 9.3oz/t gold from these workings and samples analyzed from this area in the 1970's indicated grades of 1oz/t gold for the first 30 feet of the Lower Skomac tunnel1.

Two additional veins, known as the Boundary Falls area veins, are detailed to occur in the southern portion of the Bow Mines property, although very little exploration of these veins or the surrounding area has been done. Gold grades and gold/silver ratios of 0.42oz/t gold and 0.93oz/t silver1 are generally higher in samples from the Boundary Falls area veins than in those from the Skomac veins.

A significant gold soil anomaly was discovered about 1,500 feet southeast of the Lower Skomac vein. The anomaly is poorly defined by the very coarse sample spacing but appears to be in a northeast trend, exceeding 650 feet in strike length with a maximum value of 0.230 parts per million gold. No follow up was ever done in this area. Several other geochemical and geophysical anomalies exist on the Bow Mines property that will require exploration1.


--------
         1Production figures and sample results provided by Linda Caron, P.Eng.

Exploration Program

InvestNet intends to embark on a three phase exploration program in an attempt to determine the economic feasibility of developing the Bow Mines property for the extraction of precious metals. We must explore the Bow Mines property to determine the presence of minerals, if any, that exist on our property. Should our exploration efforts determine the presence of precious metals, we must then determine whether these metals exist in sufficient quantity to economically justify future extraction and processing. We make no claim at this time that any precious metals exist on the Bow Mines property although our exploration program does include new work on previous excavations on the property. The following information sets forth the order in which we intend to conduct our exploration.

The first phase of our program will consist of surface exploration, which will include geological mapping, geochemical sampling and geophysics. The second phase will consist of conducting a multi-element soil sample survey and underground exploration of the Upper Skomac vein. The Upper Skomac vein is located in an already existing excavation on the Bow Mines property. The third phase of the exploration program will be determined by the results of phases 1 and 2 of the program. Based on the assumption that the initial phases indicate that we should continue our exploration activities, we expect that the third phase of our program will include further target area definition, plus drill and trench follow up to targets identified during the first and second phases.

Phase 1 - Surface Exploration         Total Estimated Budget $60,000
-------

Stake Additional Claim                Estimated Budget $9,625

Stake two 2-post claims to cover a possible fraction between the A No. 3 claim, A No. 4 claim and the Mac May claim. A fraction is a piece of open unclaimed ground between 2 or more mineral claims. The procedure to eliminate a fraction is simply to stake a claim over the open ground. The mechanics of staking the claim will require a geologist to visit the property, stake the open ground and file the necessary documentation with the Ministry of Mines.

Grid Map                              Estimated Budget $9,625

We intend to establish a detailed flag and picket grid over the entire property. A base line will be run south of the prior excavation and mill site located on the property. Lines oriented at 45 degrees will then be run off the base line at 160 feet spaced intervals with stations established along the lines approximately every 60 feet. We will require approximately 50 line miles of grid to cover the claims. We do expect to encounter difficulty in laying some of the grid lines due to the steep terrain in the area north and west of the prior excavation site.

Geological Mapping and Rock Chip Sampling   Estimated Budget $21,650

We will then initiate geological mapping and rock chip sampling over the entire property that will include the collection of at least 75 rock chip samples.

Ground Magnetometer and VLF-EM Survey        Estimated Budget $14,150

Once the ground work is completed we will complete a ground magnetometer and VLF-EM survey over the entire grid. The ground magnetometer survey is designed to measure the local variations in the earth's magnetic field since different rocks have different degrees of magnetism. A VLF-EM survey is designed to measure the conductivity of rocks by measuring the distribution of radio waves applied to the rocks. Different styles of mineralization have different conductivities. The strength of the conductivity gives the geologist a clue as to what kind of mineralization exists in any particular area. A VLF-EM survey will also give us a measure of what direction the mineralized body takes, the length of the body and any offsets due to faults within the mineralization.

Re-Examination and Re-Sampling              Estimated Budget $4,950

We intend to re-examine and re-sample areas on the property that have in the past shown the potential for mineralization as detailed in the Bow Mines Property Summary Report prepared for us by Linda Caron P.Eng., including the mineralized footwall in the Lower Skomac vein. The Lower Skomac vein is located in an already existing excavation on the Bow Mines property. We also intend to re-examine and re-sample available drill core and underground exposures to test for other areas of potentially mineralized wall rock associated with the Lower Skomac vein.

We expect the surface exploration activities in the first phase of our exploration program to take from 4 to 5 months. We expect to commence the first phase of our program towards the end of August 2001 for completion by the end of December 2001. We anticipate hiring a geologist, two geological assistants and a geophysical technician working with a geophysical consultant to perform and interpret the ground magnetometer and VLF-EM survey.

Phase 2

The second phase of our exploration program will consist of surface exploration, specifically soil sampling of certain portions of the grid, as identified by the mapping program and underground exploration of the Upper Skomac vein.

Surface Exploration                          Total Estimated Budget $60,000

Multi-Element Soil Sample Survey

We will undertake a multi-element soil sample over the entire grid, except in those areas of very thick cover or on large rock outcrops with no soil cover, as defined by the mapping program. We expect to recover approximately 2,000 soil samples that will be submitted for analysis to determine the concentration, if any, of precious metals.

We expect the surface exploration activities in the second phase of our exploration program to take from 3 to 4 months. Due to conditions related to snow cover on the property between November and March we expect to commence the second phase of our program towards the end of March 2002 for completion by the end of July 2002. We anticipate hiring a geologist and two geological assistants to conduct the survey.

Underground Exploration                     Total Estimated Budget $300,000

The second phase of our exploration plan also requires that we explore underground the Upper Skomac vein to determine whether gold-silver veins already identified by prior work on the property as detailed in the Bow Mines Property Summary Report prepared for us by Linda Caron P.Eng., can be extended to reveal economically feasible deposits of precious metals. We expect to begin this phase of our exploration program in March of 2002 at the same time as conducting the second phase of our surface exploration.

The proposed program involves a total of 420 feet of "drifting" and 260 feet of "raising" with accompanying detailed mapping and sampling of the vein and wall rock of the Upper Skomac Vein on Level 7. "Drifting" is the process of constructing a horizontal tunnel to take samples of ore for testing. "Raising" is a similar process except that the tunnel is a vertical shaft. The northern branch of the Level 7 drift would be extended for 160 feet to intersect the projected mineralized vein. A raise would then be driven on the vein for 260 feet to break through to Level 6. Drifting along the vein on Level 7 would also be extended for 260 feet further to the west.

We expect the underground exploration activities in the second phase of our exploration program to take from 4 to 5 months, with completion slated for September 2002. We anticipate hiring a project manager, a geologist, a mine mechanic, an office manager, two shift bosses, two miners and two mine helpers.

Phase 3                                  Total Estimated Budget $200,000

The third phase of our exploration program will be implemented to follow up on targets defined by phases 1 and 2. Phase 3 will be contingent on the results of phases 1 and 2. Phase 3 is expected to include follow up geophysics, possibly SP or Pulse EM surveys, plus surface diamond drilling and trenching of veins or other targets. Trenching is a method of identifying the continuity and extent of any identified mineralization. We do not expect to begin the third phase of our exploration program until March of 2003.

Market

Precious metals have two main categories of use, product fabrication and bullion investment. Fabricated precious metals have a wide variety of end uses, including industrial and technology uses. Purchasers of official coins and high-karat jewelry, frequently are motivated by investment considerations, so that net private bullion purchases alone do not necessarily represent the total investment activity in precious metals.

The potential profitability of InvestNet's prospective business is significantly affected by changes in the market price of precious metals. The market prices of precious metals can fluctuate widely and are affected by numerous factors beyond InvestNet's control, including industrial and jewelry demand, expectations with respect to the rate of inflation, the strength of the U.S. dollar and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production and cost levels in major mineral producing regions. Further, the prices of precious metals sometimes are subject to rapid short term changes because of the speculative activities. The current demand for and supply of precious metals affect precious metals prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of precious metals consists of a combination of new mine production and existing stocks of bullion and fabricated precious metals held by governments, public and private individuals. As the amounts produced in any single year constitute a very small portion of the total potential supply of precious metals, normal variations in current production do not necessarily have a significant impact on the supply of precious metals or on their prices. The result being that markets for precious metals generally are characterized by volatile prices.

Competition

The mining industry is fragmented and very competitive. A high degree of competition exists to obtain favorable mining properties and suitable mining prospects for drilling, exploration and mining operations. InvestNet will encounter significant competition from companies presently engaged in the mining industry. Generally, all of these competitive companies are substantially larger than InvestNet and have substantially greater resources and operating histories. For example, major gold mining competitors include publicly traded companies such as Barrick Gold Corporation with a current market capitalization of approximately $5 billion, and Newmont Mining with a current market capitalization of approximately $2 billion, as well as Anglogold Ltd., Placer Dome, Freeport-McMoran, Gold Fields Ltd., Homestake Mining, Pioneer Group, and Stillwater Mining, all of which have public market capitalizations of approximately $1 billion or more. Accordingly, there can be no assurance that InvestNet will be successful in competing with existing and emerging companies in the mining industry.

Our competitive position in this market is that of a new, extremely small newcomer. Our plan to compete in this industry is based on our exclusive option to explore and remove gold from our property, which prevents our competitors from exploring or removing gold from it. Readily available gold markets exist in Canada and around the world where we will be able to sell any gold we recover.

Government Regulation and Environmental Concerns

InvestNet's exploration operations will be subject to substantial government regulation, including federal, provincial and local laws concerning mine safety, land use and environmental protection. These laws cover such subjects as public safety, use of explosives, air quality, water pollution, noxious odors, noise, dust, solid waste, hazardous waste, and wildlife protection at or near the excavation site.

The Canadian Mineral Tenure Act sets forth rules for locating claims, posting claims, working claims and reporting upon work performed. InvestNet is also subject to the British Columbia Mineral Exploration Code that determines how and where companies involved in mining activities can explore for precious metals. Environmental concerns are protected under the Health, Safety and Reclamation Code for Mines in British Columbia. The most significant provisions of this Code deal with employee health and safety, mineral land reclamation, preservation of archaeological sites, access to exploration areas and waste discharge from mines, mills and further processing operations.

InvestNet generally will be required to mitigate long term environmental impacts by stabilizing, contouring, reshaping and revegetating various portions of a site once exploration, mining and processing are completed. Reclamation efforts will be conducted in accordance with detailed plans that will have been reviewed and approved by the appropriate regulatory agencies. InvestNet plans to reclaim land concurrently with mining. InvestNet believes that reclamation expenses will not be material, although there can be no certainty in this regard. Compliance with the foregoing laws and regulations increases the costs of planning, designing, drilling, developing, constructing, operating and closing mining operations. It is possible that the costs and delays associated with compliance with such laws and regulations could become such that InvestNet would not proceed with the advancement of a project or decide to operate a mine.

Although InvestNet believes that its prospective exploration activities will be conducted in compliance with all present health, safety and environmental rules and regulations, there is always some uncertainty associated with such due to the complexity and application of such rules and regulations. InvestNet does not anticipate that compliance with existing environmental laws and regulations will have a material impact on its prospective earnings in the foreseeable future, however possible future health, safety and environmental legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in InvestNet's activities to an extent that cannot be predicted.

Employees

InvestNet is an exploration stage company and currently has no employees. InvestNet is currently managed by Ruairidh Campbell, its sole officer and a director. InvestNet looks to Mr. Campbell for his entrepreneurial skills and talents. Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. InvestNet will hire field geologists to implement the initial exploration on a consulting basis. When the decision is made to hire full time employees, a portion of any employee compensation likely would include the right to acquire stock in InvestNet, which would dilute the ownership interest of holders of existing shares of its common stock.

Available Information and Reports to Securities Holders

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2/A-6 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to InvestNet and its common stock, see the registration statement and the exhibits and schedules thereto. InvestNet, Inc. intends to become a reporting company and will file all reports and other information as required under the Securities Exchange Act of 1934 with the Securities and Exchange Commission. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20439. The Commission maintains a website which you can access at http://www.sec.gov that contains reports, proxy, other information statements and other information regarding issuers that file electronically. We plan to apply for a quote of our common stock on the OTC Bulletin Board. Should we be successful, our reports and other information will further be available for inspection at the OTC Bulletin Board website address.

We do not anticipate that future annual reports will be voluntarily delivered to our security holders; however, we will provide at no cost to each security holder copies of our annual report which will include audited financial statements. Also, we will provide, at no cost to each person who has received a prospectus, a copy of any information that is incorporated herein by reference. To request such information, call (604) 633-1593 or write to:

                  Ruairidh Campbell
                  InvestNet, Inc.
                  822 Homer Street, Suite 1403
                  Vancouver, British Columbia
                  V6B 6M3 Canada

Board of Directors Committees

The board of directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of an audit committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

The board of directors have not yet established a compensation committee. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no director receives any compensation for services rendered as a director. It is likely that we will adopt a provision for compensating directors in the future.

                             DESCRIPTION OF PROPERTY

We have an option to explore and, if feasible, excavate a certain tract of land located in the vicinity of Greenwood, British Columbia, Canada, known as the Bow Mines property. The Bow Mines property is a gold-silver vein prospect consisting of 3 mining leases, two reverted crown grants, four 2-post mineral claims and one 4-post mineral claim. The claims are registered in the name of Karl Schindler and held by him for Bow Mines Ltd., the beneficial owner.

We currently maintain limited office space in an office occupied by Ruairidh Campbell, for which we have no lease and are obligated to pay no rent. This address is 822 Homer Street, Suite 1403, Vancouver, British Columbia, Canada V6B 6M3 and the phone number is (604) 633-1593. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until our business plan is implemented.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Also, due to our limited operating history, the financial information presented is audited for the period March 16, 2000, our date of inception, to December 31, 2000 and unaudited for the period ending March 31, 2001. Our fiscal year end is December 31.

This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to the prospect of exploring and developing an economically feasible ore body on the Bow Mines property. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. InvestNet's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by InvestNet described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with InvestNet's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations

During the period from March 16, 2000 through March 31, 2001, InvestNet has engaged in no significant operations other than organizational activities, the execution of an option agreement for the purpose of exploring and potentially developing the Bow Mines property and preparation for registration of its securities under the Securities Act of 1933, as amended. We did not receive revenue during this period.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. We anticipate that until these procedures are completed, we will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Our business plan is to explore the Bow Mines property for the purpose of identifying economically recoverable deposits of precious metals that will cause the exploration of the site for mining activities.

Net Loss

For the period from March 16, 2000 to March 31, 2001, we recorded an operating loss of $11,397. This lack of profitability is attributable to general and administrative expenses of $11,397 associated with a start up venture. We did not generate any revenues during this period. There can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Expenditures

We expended no amounts on capital expenditures for the period from March 16, 2000 to March 31, 2001.

Liquidity and Capital Resources

At March 31, 2001, we had current assets of $1,479 and total assets of $31,479. These assets consist of $1,479 cash on hand and $30,000 for an option agreement. Net stockholders' deficit in InvestNet was $6,397 at March 31, 2001. We remain in the exploration stage and, since inception, have experienced no significant change in liquidity, capital resources or shareholders' equity.

Cash flow provided from the issuance of common stock was $5,000 for the period from March 16, 2000 to December 31, 2000. On June 12, 2000, a total of 500,000 shares of common stock were issued for cash. The shares were issued at $0.01, and we received $5,000 as a result of the issuance. Organizational expenses of $4,219 were funded by these shareholder payments and expensed to operations. In addition, in June 2000 we received a loan from a major shareholder of $30,000. This amount is unsecured, non-interest bearing and is due on December 15, 2001. This amount was used to acquire the option rights to the Bow Mine property.

Our current assets are sufficient to maintain limited operations over the next twelve months. Limited operations would not include the ability to commence our planned exploration activities but rather would suffice our reporting requirements until such time as sufficient capital to proceed is raised. Should our cash requirements over the period exceed our current assets, we would be forced to seek a loan or other source for operational funding. Our major shareholders would be the most likely source of such funding but none have made any commitment for future investment.

InvestNet is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, InvestNet believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts InvestNet may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. InvestNet believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities.

We believe that the proceeds of this offering will be sufficient to satisfy contemplated cash requirements for at least twelve months following the consummation of this offering. In the event that this projection proves to be inaccurate, or if the proceeds of this offering prove to be insufficient to fund operations and fully implement our business plan, we could be required to seek additional funding to continue operations. InvestNet has no current commitments or arrangements with respect to, or immediate sources of additional funding. Further, no assurances can be given that additional funding, if needed, would be available or available to InvestNet on acceptable terms. Our inability to obtain additional funding, if required, would have a material adverse affect on InvestNet's operations. Although we have no obligation or commitment from any shareholder to provide additional funding to ensure that InvestNet continues as a going concern, we do however anticipate that should the need for additional funding arise, that our major shareholders would continue to support InvestNet in the form of loans.

Should we raise only a nominal amount through this offering, we anticipate that our major shareholders would continue to support InvestNet in the form of loans to cover operating costs and with the professional expertise required to keep us current with our reporting requirement until such time as sufficient funds could be obtained to proceed with our planned operations. In the event that InvestNet's major shareholders elect not to provide the funds necessary to cover operating costs, our management would then approach outside individuals and entities, including banking sources, to obtain the necessary capital to continue as a going concern.

Operational Milestones

We intend to embark on a three phase exploration program as described in the "Description of Property" section in an attempt to determine the economic feasibility of developing the Bow Mines property for the extraction of precious metals. We must explore the Bow Mines property to determine the presence of minerals, if any, that exist on our property. Should our exploration efforts determine the presence of precious metals, we must then determine whether these metals exist in sufficient quantity to economically justify future extraction and processing.

We make no claim at this time that any precious metals exist on the Bow Mines property, although our exploration program does include new work on an existing excavation on the property.

We do not expect to receive revenues within our first 12 months of operation or ever, should we fail to identify precious metals in an amount economically feasible to extract. However, should we discover precious metals that could be favorably extracted under economically attractive terms, we would still not expect revenues until after the completion of our three phase exploration plan.

We believe that the proceeds of this offering will be sufficient to satisfy our contemplated cash requirements for the next 12 months, which will enable the completion of the first phase of our exploration program only. We will need to raise additional capital either through another offering, private placements or additional loans from officers or directors to ensure the completion of our three phase exploration program. However, no assurance can be given that additional capital can be raised to complete the second and third phases of our program.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, no director, executive officer, nominee for election as a director of InvestNet, or an owner of five percent of more of InvestNet's outstanding shares, or any member of their immediate family, has entered into any related transaction.

InvestNet's promoters, meaning the people who originally organized the company, are Wolf Fiedler and Ruairidh Campbell. The only things of value Mr. Fiedler and Mr. Campbell have received from InvestNet have been the following:
         o their 250,000 shares of common stock, each, for which they each paid $2,500 cash, representing a purchase price of $0.01 per share, the same price at which the stock is currently issued to the public
         o a promissory note to Wolf Fiedler in the amount of $30,000, for which Mr. Fiedler loaned $30,000 to InvestNet.

These transactions are further detailed in the following paragraphs.

On March 16, 2000, InvestNet issued 500,000 shares of common stock at $0.01 for a total of $5,000. 250,000 shares were issued to Wolf Fiedler and 250,000 shares were issued to Ruairidh Campbell, both of whom were either officers or directors at the time of issuance.

On June 16, 2000, InvestNet executed a promissory note in the amount of $30,000, that was amended on June 12,2001, to reflect a payment date of no later than December 31, 2001 in favor of Wolf Fiedler, a principal shareholder. This amount is unsecured and non-interest bearing.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for InvestNet's securities. InvestNet has no common equity subject to outstanding purchase options or warrants. InvestNet has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that InvestNet has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by InvestNet.

As of June 1, 2001, there were 500,000 shares of common stock outstanding, held by two shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, 10,000,000 new shares of InvestNet will be eligible for sale.

To date InvestNet has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon InvestNet's future earnings, if any, its financial condition, and other factors as deemed relevant by the board of directors.

                             EXECUTIVE COMPENSATION

The following table provides summary information for the period from March 16, 2000 to December 31, 2000 concerning all compensation, either cash or non-cash, paid or accrued by InvestNet to or on behalf of the chief executive officer and the president of InvestNet. Except as indicated below, no officer or employee of InvestNet received a total salary and bonus exceeding $100,000 during the periods reflected.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation                              Long Term Compensation
                                                                              Awards              Payouts

                                                                                   Securities
                                                                    Restricted      Underlying
                                                    Other Annual      Stock          Options           LTIP          All Other
     Name and                  Salary     Bonus     Compensation     Award(s)         SARs           payouts       Compensation
Principal Position    Year       ($)       ($)          ($)            ($)             (#)             ($)              ($)
Ruairidh Campbell,    2000      0.00        -            -              -               -               -                -
President, Secretary,
Treasurer, Director

As of March 31, 2001, no officer or director of InvestNet has received any form of compensation for services rendered on our behalf, neither has any form of compensation accrued to any officer or director for such services. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our officers and directors for services related to the implementation of our business plan. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit- sharing programs for the benefit of directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any executive officer of InvestNet. The director currently does not receive any cash compensation for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS OF ACCOUNTING AND
                              FINANCIAL DISCLOSURE

Since our inception, there have been no changes in accountants nor have there been any disagreements with our current accountants regarding any matter of account principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 INVESTNET, INC.
                          (A Development Stage Company)
                              Financial Statements
                                December 31, 2000

                                                           INVESTNET, INC.
                                             (A Development Stage Company)
                                             Index to Financial Statements


--------------------------------------------------------------------------------





                                                           Page


Independent Auditors' Report                                F-2


Balance Sheet                                               F-3


Statement of Operations                                     F-4


Statement of Stockholders' Equity                           F-5


Statement of Cash Flows                                     F-6


Notes to Financial Statements                               F-7



--------------------------------------------------------------------------------

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)

                                                    INDEPENDENT AUDITORS' REPORT



To the Stockholders' and
Board of Directors of
Investnet, Inc.


We have audited the accompanying balance sheet of Investnet, Inc. (a development stage company), as of December 31, 2000 and the related statements of operations and stockholders' equity, and cash flows for the period from March 16, 2000 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Investnet, Inc. (a development stage company), as of December 31, 2000 and the results of its operations and its cash flows for the period from March 16, 2000 (date of inception) to December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's revenue generating activities are not in place and the Company has incurred a loss. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    TANNER + CO.

Salt Lake City, Utah
February 14, 2001

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)
                                                                   Balance Sheet

                                                               December 31, 2000
--------------------------------------------------------------------------------





              Assets

Current assets - cash                                        $            1,904
Other assets - option agreement                                          30,000
                                                             ------------------

                                                             $           31,904
                                                             ------------------

-------------------------------------------------------------------------------

              Liabilities and Stockholders' Equity

Accounts payable                                             $            7,458
Related party note payable                                               29,980
                                                             ------------------

                                                                         37,438
                                                             ------------------

Stockholders' equity:
     Preferred stock, $.001 par value, 5,000,000 shares
       authorized, no shares issued or outstanding                            -
     Common stock, $.001 par value, 45,000,000 shares
       authorized, 500,000 shares issued and outstanding                    500
     Additional paid-in capital                                           4,500
     Deficit accumulated during development stage                      (10,534)
                                                             ------------------

                  Total stockholders' equity                            (5,534)
                                                             ------------------

                                                             $           31,904
                                                             ------------------





-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                                                             F-3

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)

                                                         Statement of Operations

                         March 16, 2000 (Date of Inception) to December 31, 2000
--------------------------------------------------------------------------------




Revenues                                                   $                -

General and administrative costs                                       10,534
                                                           ------------------

                  Loss before income taxes                           (10,534)

Provision for income taxes                                                  -
                                                           ------------------

                  Net loss                                 $         (10,534)
                                                           ------------------

Loss per common share - basic and diluted                  $            (.02)
                                                           ------------------

Weighted average common shares - basic and diluted                    500,000
                                                           ------------------




------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                                                             F-4

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)

--------------------------------------------------------------------------------
See accompanying notes to financial statements.

                                                                 INVESTNET, INC.
                                                 (A Developmental Stage Company)
                                               Statement of Stockholders' Equity

                         March 16, 2000 (Date of Inception) to December 31, 2000
--------------------------------------------------------------------------------





                                                                           Additional
                                    Preferred Stock      Common Stock       Paid-in       Accumulated

                                   Shares   Amount     Shares     Amount     Capital         Deficit          Total
                                  -----------------------------------------------------------------------------------

Balance at March 16, 2000
(date of inception)                   -     $  -            -      $   -           -        $      -                -

Issuance of common stock for:
    Cash                              -        -      500,000        500       4,500               -           5,000

Net loss                              -        -            -         -            -         (10,534)        (10,534)
                                  -----------------------------------------------------------------------------------

Balance at December 31, 2000          -     $  -      500,000      $ 500     $ 4,500        $(10,534)        $(5,534)
                                  -----------------------------------------------------------------------------------




-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                                                             F-5

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)

                                                         Statement of Cash Flows

                         March 16, 2000 (Date of Inception) to December 31, 2000
-------------------------------------------------------------------------------





Cash flows from operating activities:
     Net loss                                           $          (10,534)
     Increase in accounts payable                                    7,458
                                                        ------------------

                  Net cash used in
                  operating activities                              (3,076)
                                                        ------------------

Cash flows from investing activities-
     increase in other assets                                      (30,000)
                                                        ------------------

Cash flows from financing activities-
     Issuance of common stock                                        5,000
     Proceeds from related party payable                            29,980
                                                        ------------------

                  Net cash provided by
                  financing activities                              34,980
                                                        ------------------

Net (decrease) increase in cash                                      1,904

Cash, beginning of period                                                -
                                                        ------------------

Cash, end of period                                     $            1,904
                                                        ------------------




-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                                                             F-6

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)


                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



                                                   Notes to Financial Statements

                                                               December 31, 2000
--------------------------------------------------------------------------------


1.   Organization
     and
     Summary of
     Significant
     Accounting
     Policies

Organization
The Company was organized under the laws of the State of Nevada on March 16, 2000 (date of inception). The Company has not commenced planned principal operations. The Company proposes to seek business ventures which will allow for long-term growth. Further, the Company is considered a development stage company as defined in SFAS No. 7 and has not, thus far, engaged in business activities of any kind. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.


Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.


Option Agreement
The option agreement will be accounted for as a deposit in the mining property as payments are made and will be evaluated periodically for recoverability.


Income Taxes
Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carryforwards.


Earnings Per Share
The computation of basic earning per common share is based on the weighted average number of shares outstanding during each period.


The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. The Company does not have any stock options or warrants outstanding at December 31, 2000.


-------------------------------------------------------------------------------

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)


                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



1.   Organization and Summary of Significant Accounting Policies Continued

Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Going Concern

As of December 31, 2000, the Company's revenue generating activities are not in place, and the Company has incurred a loss for the period then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to seek additional funding through business ventures. There can be no assurance that such funds will be available to the Company, or available on terms of acceptable to the Company.



-------------------------------------------------------------------------------

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)


                                                   Notes to Financial Statements
                                                                       Continued

-------------------------------------------------------------------------------




3.   Option Agreement

The Company has entered into an Option Agreement with an unrelated party which grants the Company exclusive right to acquire a 100% interest in mining property, subject to a net smelter royalty of 4% in consideration of certain option payments and expenditures to be satisfied over the next six years. The Option Agreement may be terminated within 30 days notice. The Company satisfied the initial option payment of $30,000 and must make seven successive option payments by certain dates in order to maintain the Option. In addition, the Company must incur a determined amount of exploration expenses to acquire the property. The successive option payments and the determined amount of exploration expenses with the respective due dates are as follows:


Option Payment
Due Date                                                       Amount
----------------------------------------------------      -----------------

June 14, 2001                                             $           5,000
December 14, 2001                                         $           5,000
June 14, 2002                                             $          60,000
June 14, 2003                                             $         100,000
June 14, 2004                                             $         100,000
June 14, 2005                                             $         100,000
June 14, 2006                                             $         100,000




Exploration Expenditure                                        Amount
Due Date
----------------------------------------------------      -----------------

July 1, 2002                                              $         250,000
July 1, 2004                                              $         500,000
July 1, 2006                                              $       1,000,000



4.   Note Payable

The note payable consists of a $29,980 note payable to a shareholder. The note is unsecured, non-interest bearing and is due June 15, 2001.



-------------------------------------------------------------------------------

                                                                 INVESTNET, INC.
                                                   (A Development Stage Company)


                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



5.   Income Taxes

The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of an increase in the valuation allowance of $2,000 to offset the deferred tax asset related to the net operating loss carryforward.


The Company has net operating loss carryforwards of approximately $10,500, which begin to expire in the year 2020. The amount of net operating loss carryforward that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carryforwards can be utilized.

6.   Supplemental Cash Flow Information

No amounts were paid for interest or income taxes during the period ended December 31, 2000.


7.   Preferred Stock

The Company has authorized up to 5,000,000 shares of preferred stock with a par value of $.001 per share. The preferred stock can be issued in various series with varying dividend rates and preferences.


8.   Recent Accounting Pronouncements

In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective date of FASB Statements No. 133." SFAS 133 establishes accounting and reporting standards of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS 133 is now effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.


9.   Fair Value of Financial Instruments

The Company's financial instruments consist of cash, payables, and notes payable. The carrying amount of such financial instruments approximates fair value because of the short-term nature of these items.



--------------------------------------------------------------------------------

                                 InvestNet, Inc.

                         Unaudited Financial Statements

                              for the Quarter Ended

                                 March 31, 2001

                                 InvestNet, Inc.
                          (A Development Stage Company)
                        Unaudited Condensed Balance Sheet
                                 March 31, 2001


                                                                       March 31,
                                                                        2001
                                                                       --------
ASSETS
      Cash                                                             $  1,479
      Other Assets - Option Agreement                                    30,000
                                                                       --------
TOTAL ASSETS                                                           $ 31,479
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Accounts Payable                                                  $  7,896
     Notes Payable - Related Party                                       29,980
                                                                       --------
Total Liabilities                                                        37,876

Stockholders' Equity:
     Preferred Stock, $.001 par value, 5,000,000 shares authorized
          0 shares issued and outstanding                                     -
     Common Stock, $.001 par value, 45,000,000 shares authorized
          500,000 shares issued and outstanding                             500
     Additional Paid-in Capital                                           4,500
     Deficit accumulated during development stage                      (11,397)
                                                                       --------
Total Stockholders' Equity                                              (6,397)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 31,479
                                                                       ========



            See accompanying notes to unaudited financial statements

                                 InvestNet, Inc.
                          (A Development Stage Company)
                       Unaudited Statements of Operations
                              for the quarter ended
               March 31, 2001 and Since Inception (March 16, 2000)

                                                         Quarter ended     From Inception
                                                           March 31,       to March 31,
                                                             2001             2001
                                                          ----------       ---------
Revenues                                                  $        0       $       0

General and administrative expenses                              864          11,397
                                                          ----------       ---------
                           Net income from operations          (864)        (11,397)

                    Net income before income taxes             (864)        (11,397)

Provision for income taxes                                         0               0
                                                          ----------       ---------

                            Net income (loss)             $    (864)        (11,397)
                                                          ==========       =========

Net income (loss) per common share                        $     0.00       $  (0.02)
                                                          ==========       =========

Weighted average shares outstanding                          500,000         500,000
                                                          ==========       =========











            See accompanying notes to unaudited financial statements

                                 InvestNet, Inc.
                          (A Development Stage Company)
                       Unaudited Statements of Cash Flows
                              for the Quarter ended
               March 31, 2001 and Since Inception (March 16, 2000)


                                                                   Quarter ended     From Inception
Cash Flows from Operating Activities:                              March 31, 2001     to March 31,
                                                                                          2001
                                                                     ---------      -------------
Net Income (loss)                                                    $   (864)      $    (11,397)
Adjustments to reconcile net income to net cash provided by
operating activities:
    Increase (decrease) in accounts payable                                438              7,896
                                                                     ---------      -------------
       Net Cash Provided by/(Used for) in Operating  Activities          (425)            (3,501)

Cash Flows from Investing Activities:
   Increase in other assets                                                  0           (30,000)
                                                                     ---------      -------------
       Net Cash Provided by/(Used for) Investing Activities                  0           (30,000)

Cash Flows from Financing Activities:
    Issuance of common stock for cash                                        0              5,000
    Proceeds from related party payable (net of bank fee)                    0             29,980
                                                                     ---------      -------------
              Net Cash Provided by/(used for) Financing Activities           0             34,980

                  Net Increase(decrease) in Cash                         (425)             1,479

Beginning Cash Balance                                                   1,904                  0
                                                                     ---------      -------------

Ending Cash Balance                                                  $   1,479      $       1,479
                                                                     =========      =============

Supplemental Disclosure Information:
  Cash paid during the year for interest                             $       0      $           0
  Cash paid during the year for income taxes                         $       0      $           0






            See accompanying notes to unaudited financial statements

                                 InvestNet, INc.
                     Notes to Unaudited Financial Statements
                                 March 31, 2001



NOTE 1  Summary of Significant Accounting Policies

        Nature of Operations

        The Company incorporated under the laws of the State of Nevada on March 16, 2000 (date of inception). The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS # 7. The company has not paid any dividends and any future dividends paid will depend on the financial needs of the Company and other relevant factors..

        Statement of Cash Flows

        Cash is comprised of cash on hand or on deposit in banks. The Company had $1,479 and $1,904 at March 31, 2001 and December 31, 2000.

        Net Income Per Common Share

        Net income per common share is based on the weighted average number of shares outstanding.


NOTE 2  Related Party Transactions

        The note payable to a shareholder consists of a note for $29,980 and is unsecured and non- interest bearing. The note is due and payable in full on June 15, 2001.


NOTE 3  Option Agreement

        The Company has entered into an option agreement with an unrelated party which grants the Company right to acquire 100% interest in mining property, subject to a net smelter royalty of 4% to be satisfied over the next 6 years. The Company made trhe initial $30,000 option payment and must make 7 successive payments as follows:

        Option Payment Date                     Amount
        ---------------------------------------------------
        September 15, 2001                 $          5,000
        December 14, 2001                             5,000
        June 14, 2002                                60,000
        June 14, 2003                               100,000
        June 14, 2004                               100,000
        June 14, 2005                               100,000
        June 14, 2006                               100,000

In addition to the option payments the Company must incur a determined amount of exploration expenses to acquire the property. The exploration expenses are detailed as follows:

     Exploration Expense due date              Amount
     -----------------------------------------------------
     July 1, 2002                       $          250,000
     July 1, 2004                                  500,000
     July 1, 2006                                1,000,000

NOTE 4  Additional Notes by Reference

        Additional notes to the financial statements are included in the company's year-end financial statements and are incorporated here by reference.

     Until July 31, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

InvestNet's Articles of Incorporation, Article 8, filed as Exhibit 3(i), provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of InvestNet or a fiduciary of an employee benefit plan, or is or was serving at the request of InvestNet as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Bylaws, Section 6.09, of InvestNet, filed as Exhibit 3(ii), provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of InvestNet, absent a finding of negligence or misconduct in office. The Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not InvestNet has the power to indemnify such person against liability for any of those acts.

The effect of these provisions is potentially to indemnify InvestNet's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with InvestNet. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity will not apply on account of:

        o acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law
        o unlawful distributions
        o any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The securities are being registered in connection with the public offering of 10,000,000 shares of our common stock, and all of the following expenses will be born by InvestNet. The amounts set forth are estimates except for the SEC registration fee:

Expense                                             Amount to be Paid
-------                                             -----------------
SEC registration fee                                      $        35
Printing and engraving expenses                                     0
Attorneys' fees and expenses                                    7,965
Accountants' fees and expenses                                  1,500
Transfer agent's and registrar's fees and
expenses                                                          500
Total                                                         $10,000
                                                              =======

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of InvestNet securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On March 16, 2000 InvestNet issued a total 500,000 shares of common stock. 250,000 shares were issued to Ruairidh Campbell and 250,000 shares were issued to Wolf Fiedler. InvestNet relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these sales based on the following factors:

      o the issuance was an isolated private transaction by InvestNet which did not involve a public offering
      o there were only two offerees who were officers and directors of InvestNet
      o the offerees will not resell the stock but will continue to hold it for at least one year
      o there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations
      o the negotiations for the sale of the stock took place directly between the offerees and InvestNet.

On June 16, 2000, we executed a promissory note in the amount of $30,000, amended on June 12, 2001 to reflect a payment date of no later than December 15, 2001, in favor of Wolf Fiedler, a principal shareholder. This promissory note is unsecured and bears no interest. This promissory note was given to Mr. Fiedler in exchange for a loan of $30,000 to InvestNet, which we used to acquire the option to mine the Bow Mines property. The issuance of the security was exempt from registration under section 4(2) of the Securities Act of 1933, as amended, based on the following factors:

      o the issuance was an isolated private transaction by the issuer which did not involve any public offering;
      o there was only one offeree, Wolf Fiedler
      o Mr. Fiedler had a special relationship with InvestNet as a former director and a 50% shareholder
      o the offeree has not resold the note but continues to hold it to this day
      o there were no subsequent or contemporaneous public offerings of promissory notes by InvestNet
      o the negotiations for the execution of the promissory note took place directly between Mr. Fiedler and InvestNet.






                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                                INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement.

Exhib.                     Page
No.                         No.          Description

3(i)                        *        Articles of Incorporation of InvestNet,
                                     Inc., a Nevada corporation, filed with the State of Nevada on March 16, 2000.

3(ii)                       *        By-laws of InvestNet adopted on March 15,
                                     2000.

4(i)                        *        Specimen Stock Certificate.

4(ii)                       *        Subscription Agreement between InvestNet
                                     and Ruairidh Campbell dated March 16, 2000.

4(iii)                      *        Subscription Agreement between InvestNet
                                     and Wolf Fiedler dated March 16, 2000.

5                           36       Opinion Letter dated December 12, 2000.

10(i)                       *        Option Agreement between Bow Mines,
                                     InvestNet, Inc. and Karl Schindler dated
                                     June 14, 2000.

10(ii)                      *        Promissory Note between InvestNet and Wolf
                                     Fiedler dated June 16, 2000.

10(iii)                     39       Amendment to Option Agreement between Bow
                                     Mines, InvestNet, Inc. and Karl Schindler dated June 11, 2001.

10(iv)                      40       Amendment to Promissory Note between
                                     InvestNet and Wolf Fiedler dated June 12,
                                     2001.

23(i)                       *        Consent of Linda Caron, P.Eng dated October
                                     11, 2000

23(ii)                      41       Consent of Certified Public Accountant
                                     dated June 6, 2001.

23(iii)                     36       Consent of Counsel (See Exhibit 5).


     * Exhibits incorporated by reference to InvestNet's Form SB-2/A filed with the Securities and Exchange Commission on October 18, 2000.

                                  UNDERTAKINGS

InvestNet hereby undertakes that it will:

o File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

o    Include any prospectus required by section 10(a)(3) of the Securities Act;

o Reflect in the prospects any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

o Include any additional or changed material information on the plan of distribution.

o File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

o For determining liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the registration statement pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

o For determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at the time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of InvestNet, pursuant to the foregoing provisions, or otherwise, InvestNet has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event a claim for indemnification against such liabilities, other than payment by InvestNet of expenses incurred or paid by a director, officer or controlling person of InvestNet in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, InvestNet will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the InvestNet certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A-6 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Salt Lake City, Utah, on June 15, 2001.

                                        InvestNet, Inc.



                          By:_/s/  Ruairidh Campbell
                          ----------------------------
                          Ruairidh Campbell, President



In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.






Signature                Title                                        Date


                         President, Secretary, Treasurer,         June 15, 2001
/s/ Ruairidh Campbell
---------------------    Principal Financial Officer, Controller
Ruairidh Campbell        and Director





/s/ Dr. Stewart Jackson
-----------------------
Dr. Stewart Jackson      Director                                 June 15, 2001

Exhibit 5 and Exhibit 23(iii)

                               RICHARD D. SURBER*
                                ATTORNEY- AT- LAW
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                       Telephone - (801) 575-8073 Ext. 106
                           Facsimile - (801) 575-8092
                    *Admitted to the State Bar of California

December 12, 2000


Board of Directors
InvestNet, Inc.
938 Howe Street, Suite 713
Vancouver, B.C., Canada V6Z 1N9

Re: Form SB-2 Registration Statement

Gentlemen:

I have acted as a special counsel for InvestNet, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission ("the Commission"). This opinion relates to the issuance, under Nevada law, of 10,000,000 shares of the Company's common stock, par value $.001 per share ("Shares"), regarding which the Company has authorized the filing of the Registration Statement. In connection with filing the Registration Statement, you have requested my opinion regarding the legality of the aforementioned Shares, and whether they will, when sold, be legally issued, fully paid and non-assessable under Nevada law.

In preparing this Opinion, I have examined the following:

    o      The Company's Articles of Incorporation and Bylaws;
    o      The Registration Statement herein referenced;
    o The Unanimous Consent and Resolution, dated July 10, 2000, by the Company's Board of Directors, authorizing registration of the Shares pursuant to the Registration Statement;
    o Such other documents as I have deemed necessary for the purposes of this Opinion.

Additionally, I have made such investigations as I have considered necessary and appropriate to form a basis for this Opinion. I expressly exempt from this Opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements in the Registration Statement.

The documentation and representations provided to me by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company's Board of Directors has authorized the filing of the Registration Statement;

and that the number of shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the number of shares actually issued and outstanding. Based on the foregoing, I am of the opinion that the Shares herein referenced have been:

o Duly and validly authorized, in that as of the date of this opinion the number of shares to be issued is not greater than the number of shares authorized by the certificate of incorporation and that the shares are of a type that are permitted under the laws of the State of Nevada;

o Legally issued, in that as of the date of this opinion the Company's Board of Directors has duly authorized the issuance of the shares, and no agreement prevents InvestNet from issuing the shares, and the form of stock certificate is proper; and

o Fully paid and non-assessable, in that prior to issuing the shares, InvestNet will receive the consideration necessary, which is permissible consideration for the shares offered, and once the purchase price has been paid, the purchaser of shares will not be liable for any further assessment or call on the shares merely because he/she owns the shares.

This opinion is based on and subject to the qualifications and limitations specified below:

o In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued thereunder will be legally issued, fully paid and nonassessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's stock records as provided by the Company's transfer agent; and
     (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company has been, or will be, paid in full and actually received by the Company before the shares are issued.

o I have made no independent verification of the facts asserted to be true and accurate by the authorized representatives of the Company. I have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

o In rendering this opinion I have assumed that all signature are genuine, that all documents submitted to me as copies conform substantially to the originals, and that all documents have been duly executed on or as of the date represented on the documents.

o I have assumed that the Company is satisfying the substantive requirements of Form SB-2, and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Registration Statement.

o This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.

Further, this opinion is conditioned upon the Company complying with the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable, including but not limited to the Company's agreement to not issue any certificate for any shares, nor accept or solicit any offer for sale of the securities being registered in this Registration Statement, until such time as the Registration Statement becomes effective.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name therein as special counsel.

Sincerely,


/s/ Richard D. Surber
--------------------------------
Richard D. Surber
Attorney at Law

Exhibit 10(iii)
AMENDMENT TO OPTION AGREEMENT

Bow Mines Ltd., a company duly incorporated in British Columbia with an office located at 4793 Commercial Drive, Vancouver, British Columbia V5N 4G8 ("Optionor"), Karl Schindler an individual with an office located at 4793 Commercial Drive Vancouver, British Columbia V5N 4G8 ("Schindler") and InvestNet, Inc. with an office located at 822-1403 Homer Street, Vancouver, British Columbia V6B 6M3 ("Optionee") do hereby agree to amend that certain Option Agreement dated June 14, 2000 between the parties in connection with the right to explore certain mineral interests located in the Greenwood Mining Division.

Optionor, Schindler and Optionee agree to amend Section 3.02(a)(i) of the Option Agreement as follows:

Section 3.02(a)(ii)

     the Optionee to make a second option payment of $5,000 U.S. payable to the Optionor on or before fifteen months from the Agreement Date;

Thereby, the second option payment will be due from the Optionor to the Optionee as of September 15, 2001 and the current option will remain valid through same date without any additional payment.

All other terms and conditions of the Option Agreement dated June 14, 2000 will remain the same.

Executed this 11th day of June 2001.


Optionor
Bow Mines Ltd.

/s/ Karl Schindler
------------------
By: Karl Schindler
Its: President

/s/ Karl Schindler
------------------
Karl Schindler


Optionee
InvestNet, Inc.

/s/ Ruairidh Campbell
---------------------
By: Ruairidh Campbell
Its: President

Exhibit 10(iv)

AMENDMENT TO PROMISSORY NOTE

Wolf Fiedler, an individual residing at 2972 Rockridge Lane, Coquitlam, British Columbia V3E 2Y1 ("Holder"), and InvestNet, Inc. with an office located at 822-1403 Homer Street, Vancouver, British Columbia V6B 6M3 ("Maker") do hereby agree to amend that certain Promissory Note dated June 16, 2000 between the parties in connection with a loan by Holder to Maker in the amount of $30,000.

Holder and Maker agree to amend Section 1 of the Promissory Note to extend the Maturity Date as follows:

1. Payments. The principal on the obligation represented by this promissory note (this "Note"), will be paid in full on or before December 15, 2001 (the "Maturity Date").

Thereby, the Promissory Note will be due to Holder on or before December 15, 2001.

All other terms and conditions of the Promissory Note dated June 16, 2000 will remain the same.

Executed this 12th day of June 2001.


Holder
Wolf Fiedler


/s/ Wolf Fiedler
----------------
Wolf Fiedler

Maker
InvestNet, Inc.


/s/ Ruairidh Campbell
---------------------
By: Ruairidh Campbell
Its: President

Exhibit 23(ii)

TANNER + CO.
Certified Public Accountants and Business Advisors

675 East 500 South, Suite 640
Salt Lake City, Utah 84102
Telephone (801) 532-7444
Fax (801) 532-4911
Email: mail@bestcpa.com

A Professional Corporation


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use of this Registration Statement on Form SB-2/A-6 of our report dated February 14, 2001, relating to the financial statements of InvestNet, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/  TANNER + CO.
--------------------

Salt Lake City, Utah
June 8, 2001